Registration No. 2-97322



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               SPRINT CORPORATION
             (Exact name of registrant as specified in its charter)

                        Kansas                        48-0457967
             (State or other jurisdiction          (I.R.S. Employer
           of incorporation or organization       Identification No.)

            Post Office Box 7997, Shawnee Mission, Kansas 66207-0997
                    (Address of principal executive offices)
                            ------------------------

                               SPRINT CORPORATION
                             1985 STOCK OPTION PLAN
                            (Full title of the Plan)
                            ------------------------

                              CLAUDIA S. TOUSSAINT
    Vice President - Corporate Governance and Ethics, and Corporate Secretary
                                  P.O. Box 7997
                       Shawnee Mission, Kansas 66207-0997
                     (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                 (913) 794-1513
                            ------------------------



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     This Registration  Statement as originally filed related to the offering of
1,500,000 shares of Sprint Common Stock ("Sprint Common Stock") issuable under the 1985 Stock Option Plan. The number of shares covered by the Registration Statement was increased in connection with a two-for-one split of the Sprint Common Stock in December 1989 and again in connection with the spin-off of Sprint's cellular division in March 1996 to prevent dilution. The 256,166 shares of Sprint Common Stock remaining under the Registration Statement at the time of the reclassification of Sprint Common Stock into FON Stock and PCS Stock and the conversion of the options into options to purchase FON Stock and PCS Stock in November 1998, were reclassified into 256,166 shares of FON Stock and 128,083 shares of PCS Stock. Options for 85,635 shares of FON Stock were exercised before the two-for-one split of the FON Stock in the 1999 second quarter, leaving 170,531 shares of FON Stock. The two-for-one split of the FON Stock increased the number of shares of FON Stock remaining under the Registration Statement to 341,062 shares of FON Stock. Following the split of the FON Stock, options for 196,276 shares of FON Stock were exercised. Options for 70,417 shares of PCS Stock were exercised before the two-for-one split of the PCS Stock in the 2000 first quarter, leaving 57,666 shares of PCS Stock. The two-for-one split of the PCS Stock increased the number of shares of PCS remaining under the Registration Statement to 115,332 shares of PCS Stock. Following the split of the PCS Stock, options for 42,920 shares of PCS Stock were exercised. No options are outstanding and no additional options will be granted under the Plan. Therefore, the Registration Statement is amended to deregister the remaining 144,786 shares of FON Stock and 72,412 shares of PCS Stock covered by this Registration Statement.

  PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 8.     Exhibits.


Exhibit
Number    Exhibits


 24. Power of Attorney.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 11th day of February, 2004.

                                     SPRINT CORPORATION



                                     By /s/ Claudia S. Toussaint
                                       (Claudia S. Toussaint, Vice President)




      Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                    Title                          Date

                        Chairman of the Board and   )
G. D. FORSEE*           Chief Executive Officer     )
                        (Principal Executive        )
                        Officer)                    )
                                                    )
                        Executive Vice President    )
ROBERT J. DELLINGER*    - Chief Financial Officer   )
                        (Principal Financial        )
                        Officer)                    )
                                                    )
                        Senior Vice President and   )
J. P. MEYER*            Controller                  )
                        (Principal Accounting       )
                        Officer)                    )
                                                    ) February 11, 2004
                                                    )
DUBOSE AUSLEY*                   Director           )
                                                    )
                                                    )
E. LINN DRAPER, JR. *            Director           )
                                                    )
                                                    )
I. O. HOCKADAY, JR.*             Director           )
                                                    )
                                                    )
L. K. LORIMER*                   Director           )
                                                    )


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

                                                    )
C. E. RICE*                      Director           )
                                                    )
                                                    )
LOUIS W. SMITH*                  Director           )
                                                    )  February 11, 2004
                                                    )
GERALD L. STORCH*                Director           )
                                                    )
                                                    )
STEWART TURLEY*                  Director           )







/s/ Claudia S. Toussaint
---------------------------

*    Signed  by  Claudia  S.  Toussaint,
     Attorney-in-Fact, pursuant to Power
     of   Attorney   filed   with   this
     Amendment   to   the   Registration
     Statement No. 2-97322.

                                  EXHIBIT INDEX


Exhibit
Number    Exhibits

 24. Power of Attorney.